Exhibit 10.3

Chevron Corporation Long-Term Incentive Plan Award Standard Restricted Stock Unit Award

1.	NOTICE OF RESTRICTED STOCK UNIT AWARD.
You have been granted a Restricted Stock Unit Award, subject to the terms and conditions of the Long-Term Incentive Plan (“Plan”) and this Award agreement. By accepting this Restricted Stock Unit Award, you agree to all terms and conditions of the Plan, its Rules, and any provisions within this agreement. In the event of any conflict between the provisions of this Award agreement and the terms of the Plan or Rules, the terms of the Plan and/or Rules shall govern. Defined terms that are not defined herein shall have the meaning ascribed to them in the Plan or Rules. For a copy of the plan documents, go to the Executive Plans website, the Global Executive Plans website, or contact the Executive Compensation Group at [email address] or [phone number].

1.1	NAME OF EMPLOYEE:

1.2	GRANT DATE:

1.3	NUMBER OF UNITS GRANTED:

1.4	VESTING DATE: The Restricted Stock Units shall vest on [DATE] following the fifth (5th) anniversary of the Grant Date, adjusted as of Termination as described in Sections 2.1 and 2.2.

2.	TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD.

2.1	EFFECT OF TERMINATION ON VESTING.

a.	Termination in a Non-European Union Payroll Country
If you are on a non-European Union country’s payroll at Termination of employment, your Restricted Stock Unit Award is affected as follows:

i.	If your employment Terminates prior to [DATE] of the year following the Grant Date, then all Restricted Stock Units will be forfeited as of your date of Termination.

ii.
If your employment Terminates on or after [DATE] of the year following the Grant Date; and if, upon Termination, you are at least age 65, have at least 90 points (sum of age and service at Termination), or have retired due to Mandatory Retirement, then your Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date.

iii.
If your employment Terminates on or after [DATE] of the year following the Grant Date; and if, upon Termination, you are at least age 60 or have at least 75 points (sum of age and service at Termination), then a portion of the Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date. The number of Restricted Stock Units that shall vest is determined by multiplying the number of Restricted Stock Units granted by the number of completed months from the Grant Date to your Termination date, up to a maximum of 60 months, divided by 60 months. The portion of your Restricted Stock Unit Award that does not vest in accordance with this formula will be forfeited as of your date of Termination.

iv.
If your employment Terminates on or after [DATE] of the year following the Grant Date and if, upon Termination you are less than age 60 or have less than 75 points (sum of age and service at Termination), then all Restricted Stock Units will be forfeited as of your date of Termination.

v.
Notwithstanding the foregoing, if you Terminate employment after a Change in Control and are eligible for a severance pay benefit under the Chevron Corporation Change in Control Surplus Employee Severance Program for LTIP Eligible Participants in Salary Grades 43 and Below, as may be amended, then one hundred percent (100%) of the Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date.

b.	Termination in a European Union Payroll[1] Country
If you are on a European Union country’s payroll at Termination of employment, your Restricted Stock Unit Award is affected as follows:

i.	If your employment Terminates prior to [DATE] of the year following the Grant Date, then all Restricted Stock Units will be forfeited upon your date of Termination.

ii.
If your employment Terminates on or after [DATE] of the year following the Grant Date and if, upon Termination, you have at least 30 years of service, then your Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date.

iii.
If your employment Terminates on or after [DATE] of the year following the Grant Date and if, upon Termination, you have at least 25 years of service but less than 30 years of service, then a portion of the Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date as follows: the number of Restricted Stock Units that shall vest is determined by multiplying the number of Restricted Stock Units granted by the number of completed years from the Grant Date to your Termination date, up to a maximum of 5 years, divided by 5 years. The unvested portion of your Restricted Stock Award that does not vest in accordance with this formula will be forfeited as of your date of Termination.

iv.
If your employment Terminates on or after [DATE] of the year following the Grant Date and if, upon Termination, you have less than 25 years of service, then all Restricted Stock Unit Award will be forfeited upon your date of Termination.

v.
Notwithstanding the foregoing, if you Terminate employment after a Change in Control and are eligible for a severance pay benefit under the Chevron Corporation Change in Control Surplus Employee Severance Program for LTIP Eligible Participants in Salary Grades 43 and Below, as may be amended, then one hundred percent (100%) of the Restricted Stock Unit Award will vest on [DATE] following the fifth (5th) anniversary of the Grant Date.

2.2
DISABILITY. For purposes of the Vesting Date and the forfeiture date of your Restricted Stock Unit Award, you are deemed to have Terminated upon the earlier of twenty-nine (29) months after the commencement of long-term disability benefits under a plan or program sponsored by the Corporation, or the date you fail to qualify, or no longer qualify for such long-term disability benefits, provided that you do not return to active employment with the Corporation at that time.

2.3
DIVIDEND EQUIVALENTS. If the dividend record date and accompanying dividend payment date of Chevron common stock occur on or before the applicable Vesting Date, the Restricted Stock Unit Award will earn Dividend Equivalents in the form of additional Restricted Stock Units, subject to the vesting and termination provisions described above. If the dividend record date is on or before the applicable Vesting Date but the accompanying dividend payment date is after the applicable Vesting Date, the vested Restricted Stock Unit Award will earn Dividend Equivalents only in the form of cash.

2.4
RESTRICTED STOCK UNIT AWARD PAYOUT. The gross payout amount of your Restricted Stock Unit Award is equal to the number of vested Restricted Stock Units, including any vested Dividend Equivalents, multiplied by the Closing Price of Common Stock as listed on the New York Stock Exchange (NYSE) on the applicable Vesting Date. If the NYSE is closed on the Vesting Date, the price will be based on the Closing Price of Common Stock on the last day the NYSE is open prior to the Vesting Date.

2.5
PAYMENT. Your net vested Restricted Stock Unit Award will be paid in cash, less all applicable withholding taxes no earlier than the [DATE] following the fifth (5th) anniversary of the Grant Date, and in no event later than March 15 following the Vesting Date.

2.6	DEFERRAL. You may not defer payment of your Restricted Stock Unit Award.

2.7
MISCONDUCT. Restricted Stock Unit Awards may be forfeited for Misconduct as defined in the Plan, and the Corporation may demand repayment of amounts received on or after the date of the Misconduct. See the terms of the Plan for additional information.

1 As defined in the LTIP Rules as of the date of termination.

2.8
TAXATION. You are responsible for all taxes with respect to the Restricted Stock Unit Award. The Corporation makes no guarantees regarding the tax treatment of your Award and the tax consequences of Restricted Stock Unit Awards vary, depending on the country’s laws that govern this Restricted Stock Unit Award. Any tax obligations arising upon lapse of a substantial risk of forfeiture or other requirement per applicable U.S. or non-U.S. tax rules prior to the Vesting Date shall be satisfied in the year such tax is due. Any such U.S. tax obligations shall be satisfied by withholding the number of Restricted Stock Units sufficient to cover the tax obligations. Any such non-U.S. tax obligations shall be satisfied by any lawful method chosen by the Corporation, including but not limited to withholding the number of Restricted Stock Units sufficient to cover the tax obligations, withholding from your regular wages, or collecting the amounts directly from you; provided, however, if you are then a director or Section 16 officer of the Corporation, the Corporation will satisfy your tax obligation by withholding a portion of your Restricted Stock Units unless such withholding is prohibited by the laws or regulations of the applicable jurisdiction.

Any units withheld for taxes are themselves treated as taxable income in the U.S. and some non-U.S. jurisdictions, and will be valued based on the Closing Price of Common Stock as listed on the New York Stock Exchange (NYSE) on the applicable tax processing date. If the NYSE is closed on the tax processing date, the price will be based on the Closing Price of Common Stock on the last day the NYSE is open prior to the tax processing date.
Consult the prospectus or prospectus supplement and your tax advisor for more information regarding the tax consequences of your Restricted Stock Unit Award. For a copy of the prospectus or prospectus supplement, go to Executive Plans website or the Global Executive Plans website.

2.9
ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, or other similar corporate change, the number of Restricted Stock Units under this agreement shall be adjusted in accordance with the terms of the Plan.

2.10	NON-TRANSFERABILITY OF AWARD. You are not permitted to sell, transfer, pledge, assign or encumber this Restricted Stock Unit Award during your lifetime.

2.11
BENEFICIARY DESIGNATION. You may designate a beneficiary for your Stock Option Award on the Benefit Connection website. Benefit Connection can be accessed on the Chevron U.S. Benefits website [WEBSITE LINK]. Non-U.S. payroll employees may download a Beneficiary Designation form from the Global Executive Plans website.

2.12	NO RIGHT TO CONTINUED EMPLOYMENT. The granting of the Restricted Stock Unit Award shall impose no obligation on the Corporation or its affiliate to continue your employment.

2.13	RIGHTS AS A STOCKHOLDER. You will have none of the rights of a stockholder of the Corporation with respect to the Restricted Stock Unit Award.

2.14	AMENDMENT. This Award agreement may not be altered, modified or amended except by written instrument signed by both parties and in accordance with the terms of the Plan.